Exhibit 99.1
n e w s   r e l e a s e
QLT ANNOUNCES THAT CHMP WILL RECOMMEND TO THE EUROPEAN COMMISSION THAT OCCULT INDICATION BE DELETED FROM THE VISUDYNE® LABEL IN EUROPEAN UNION
Other Visudyne indications not affected by the CHMP Opinion

For Immediate Release	April 25, 2007
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today that it has been informed that the Committee for Medicinal Products for Human Use (CHMP) will recommend to the European Commission that the indication of the use of Visudyne® in the treatment of occult subfoveal choroidal neovascularization (CNV) secondary to age-related macular degeneration (AMD) be deleted.
The European Commission is expected to endorse the CHMP’s recommendation in a final decision that should be issued within approximately two months. Such a decision by the European Commission is not expected to affect the approved use of Visudyne in the predominately classic or pathologic myopia indications.
The CHMP opinion was based on its review of data from the Visudyne in Occult (VIO) trial that, as announced in September 2005, did not achieve the significance level required of its primary end points. The VIO study was undertaken in part at the request of the CHMP to confirm the results of an earlier trial, Visudyne In Photodynamic Therapy (VIP), that demonstrated evidence of efficacy in the occult patient population. The initial marketing authorization in Europe was based on two-year results from the VIP study. Although the VIO trial did not achieve statistical significance in its primary end points, the data from the trial was not inconsistent with the positive results seen in the VIP study. However, the CHMP has recommended the deletion of the occult CNV indication on the Visudyne label based on lack of confirmation of the VIP efficacy results in the VIO study. No safety concerns were raised. The opinion is expected to be published on the EMEA web site by Friday, April 27.
It is unclear what effect this decision will have on European Visudyne sales. The outcome will depend on the extent to which countries in the European Union change their reimbursement policies as well as market adoption following the results from combination use studies currently being undertaken.

Conference call information
QLT Inc. will hold an investor conference call to discuss this news and the first quarter 2007 results on Wednesday, April 25 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-525-6384 (North America) or 780-409-1668 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at 1-800-365-8354 (North America) or 402-220-2881 (International), access code 4498188.
About QLT
QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies. Our research and development efforts are focused on pharmaceutical products in the fields of ophthalmology and dermatology. In addition, we utilize two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.
QLT Inc.:
Vancouver, Canada
Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-Synthelabo Inc.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release which are not historical facts, are “forward-looking” statements as the term is defined in the United States Private Securities Litigation Reform Act of 1995, and “forward-looking information” within the meaning of applicable Canadian Securities legislation. You can identify these forward-looking statements and information by QLT’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements and information are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, future actions by CHMP or the European Commission, when a final decision will issue by the European Commission, whether such decision will affect the approved use of Visudyne in the predominantly classic or pathologic myopia indications, the effect on European Visudyne sales and other risk factors discussed in documents filed by QLT with the Securities and Exchange Commission from time to time including QLT’s Annual Report on Form 10-K and QLT’s Quarterly Reports on Form 10-Q or filed with the Canadian Securities Regulatory authorities. All forward-looking statements and information in this press release are made as of today and based upon information known to management as of the date hereof. QLT assumes no obligation to update or revise any of its forward-looking statements and information even if experience or future changes show that indicated results or events will not be realized.